Exhibit 3.5

                               Filed in the office of    Document Number
                               /s/ Ross Miller           20080423089-96
                               Ross Miller               Filing Date and Time
                               Secretary of State        06/24/2008 3:11 PM
                               State of Nevada           Entity Number
                                                         E0947042006-8

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website:  secretaryofstate.biz


                       Certificate of Correction
                     (PURSUANT TO NRS CHAPTERS 78,
                 78A, 80, 81, 82, 84, 86, 87, 87A, 88,
                           88A, 89 AND 92A)


USE BLACK INK ONLY - DO NOT HIGHLIGHT      ABOVE SPACE IS FOR OFFICE USE ONLY

                       Certificate of Correction
                       -------------------------
  (Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88,
                           88A, 89 and 92A)


1.  The name of the entity for which correction is being made:

    China H2O (formerly known as AirtimeDSL)


2.  Description of the original document for which correction is being made:

    Certificate of Amendment to Articles of Incorporation for AirtimeDSL


3.  Filing date of the original document for which correction is being made:

    June 11, 2008


4.  Description of the inaccuracy or defect.

    The name change from AirtimeDSL to China H2O needs to be reversed. The Company's corporate name should be AirtimeDSL.


5.  Correction of the inaccuracy or defect.

    Cancel the filing of the Certificate of Amendment to Articles of Incorporation for AirtimeDSL which took place on June 11, 2008, and return the corporate name to AirtimeDSL, as reflected in the original Articles of Incorporation.


6.  Signature:

    X  /s/ Ed Heckerson             President              6/24/08
    --------------------            ---------              -------
    Authorized Signature            Title*                 Date

* If entity is a Corporation, it must be signed by an Officer if stock has been issued, OR an Incorporator or Director if stock has not been issued; a Limited-Liability Company, by a manager or managing members; a Limited Partnership or Limited-Liability Limited Partnership, by a General Partner; a Limited-Liability Partnership, by a Managing Partner; a Business Trust, by a Trustee.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

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